Exhibit 99.2

UMB Financial Corporation 1010 Grand Boulevard Kansas City, MO 64106 816.860.7000 umb.com	News Release

//FOR IMMEDIATE RELEASE//

Media Contact: Rachael Crocker: 816.860.7775

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Announces 5.5 Percent Dividend Increase

KANSAS CITY, Mo. (Jan. 23, 2018) – UMB Financial Corporation (Nasdaq: UMBF), a financial holding company, announced today that at the company’s quarterly board meeting, the Board of Directors declared a $0.29 per share quarterly cash dividend, which represents a 5.5 percent increase from previous levels. This dividend will be payable on April 2, 2018, to shareholders of record at the close of business on March 9, 2018.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Mo., offering complete banking services, payment solutions and asset servicing. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas, as well as two national specialty-lending businesses. A subsidiary of the holding company, UMB Fund Services, Inc., offers services to mutual funds and alternative-investment entities and registered investment advisors. For more information, visit UMB.com, UMB Financial.com, UMB Blog or follow us on Twitter at @UMBBank, UMB Facebook and UMB LinkedIn.